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                                                                 Exhibit (f)(iv)
                    General American Life Insurance Company

                              Amended and Restated

                                     By-Laws

                           Adopted: October 24, 2002




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                              AMENDED AND RESTATED
                                   BY-LAWS

                                       OF

         GENERAL AMERICAN LIFE INSURANCE COMPANY, A MISSOURI CORPORATION

                               (OCTOBER 24, 2002)

                                    ARTICLE I

                                  SHAREHOLDERS

      Section 1.1 Annual Meetings. The annual meeting of the shareholders of the corporation for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held either within or without the corporation's state of incorporation on such date and at such time as may be fixed from time to time by resolution of the Board of Directors of the corporation and set forth in the notice or waiver of notice of the meeting.

      Section 1.2 Special Meetings. Special meetings of the shareholders may be called at any time by the President or by the Board. A special meeting shall be called by the President, or by the Secretary, immediately upon receipt of a written request therefor by shareholders holding in the aggregate not less than a majority of the outstanding shares of the corporation at the time entitled to vote at any meeting of the shareholders, which request shall state the purpose or purposes of such meeting. If such officers shall fail to call such meeting within 20 days after receipt of such request, any shareholder executing such request may call such meeting. Such special meetings of the shareholders shall be held at such places, within or without the corporation's state of incorporation, as shall be specified in the respective notices or waivers of notice thereof.

      Section 1.3 Notice of Meetings. The Secretary shall cause written notice of the place, date and hour of each meeting of the shareholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called and by or at whose direction such notice is being issued, to be given by any form of personal, telephonic, first class or electronic mail, or by facsimile transmission, not fewer than ten nor more than sixty days before the date of the meeting.

      No notice of any meeting of shareholders need be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in a written waiver of notice. The attendance of any shareholder, in person or by proxy, at a meeting of shareholders shall constitute a waiver of notice of such meeting, except when the shareholder attends a meeting for the express purpose of objecting, prior to the conclusion of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.


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      Section 1.4 Quorum. Except as otherwise required by law or by the certificate of incorporation, the presence in person or by proxy of the holders of record of a majority of the votes of shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business at such meeting.

      Section 1.5 Voting. Every holder of record of shares entitled to vote at a meeting of shareholders shall be entitled to one vote for each share standing in such shareholder's name on the books of the corporation on the record date set therefore. Except as otherwise required by law or by the certificate of incorporation or by Section 1.7 hereof (regarding the election of directors), any corporate action shall be authorized by a majority of the votes cast in favor of or against such action by the holder of record of shares represented at any meeting at which a quorum is present. An abstention shall not constitute a vote cast.

      Section 1.6 Proxies. Every shareholder entitled to vote at any meeting of the shareholders or to express consent to or dissent from corporate action without a meeting may, in any legally valid manner, authorize another person or persons to vote at any such meeting and express such consent or dissent for such shareholder by proxy.

      Section 1.7 Election and Term of Directors. The directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting of shareholders. Each director shall hold office until the expiration of the term for which he or she is elected and until such director's successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. At each annual meeting of the shareholders of the corporation, at which a quorum is present, the directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in such election.

      Section 1.8 Organization; Procedure. The Board shall determine who from among the directors shall preside at the meeting of shareholders. Such presiding officer may determine the order of business and all other matters of procedure at every meeting of shareholders. The Secretary, or in the event of the Secretary's absence or disability, an appointee of the presiding officer, shall act as Secretary of the meeting.

      Section 1.9 Consent of Shareholders in Lieu of Meeting. Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by law, by the certificate of incorporation or by these by-laws, the meeting and vote of shareholders may be dispensed with, if all of the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.



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                                   ARTICLE II

                               BOARD OF DIRECTORS

      Section 2.1 Regular Board Meetings. Regular meetings of the Board for the transaction of any business shall be held at such times and places, either within or without the corporation's state of incorporation, as may be fixed from time to time by resolution of the Board; provided, however, that at least one regular meeting of the Board shall be held in each calendar year. One regular meeting of the Board in each calendar year shall be designated as the Annual Organization Meeting.

      Section 2.2 Special Board Meetings, Waiver of Notice. Special meetings of the Board shall be held whenever called by the President or by a majority of the directors. Notice of special meetings shall be mailed to each director at such director's usual place of business, or shall be sent to such director by any form of telephonic, facsimile or electronic communication, not later than the second day preceding the day on which such meeting is to be held. Notice of any meeting of the Board need not, however, be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice. Every such notice shall state the time, place and purpose of the meeting.

      Section 2.3 Participation by Telephone. Anyone or more members of the Board or any committee thereof may participate in any meeting of the Board by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting of the Board for quorum and voting purposes.

      Section 2.4 Action Without a Meeting. Any action that is required or permitted to be taken by the Board may be taken without a meeting if all members of the Board consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board shall be filed with the minutes of the proceedings of the Board.

      Section 2.5 Number, Quorum and Adjournments. The Board shall consist of not less than nine and no more than 15 directors (except for vacancies temporarily unfilled), the authorized number of which shall be determined by the Board by resolution adopted by a majority of the authorized number of directors immediately prior to any such determination. The authorized number of directors of the corporation may be increased or decreased at any time by a vote of the majority of the authorized number of directors holding office immediately prior to such vote. The number of directors that shall constitute a quorum shall be not



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less than one-third of the Board. Except as otherwise provided by law or these by-laws, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board. A majority of the directors present, whether or not a quorum shall be present, may adjourn any meeting. Notice of the time and place of an adjourned meeting of the Board shall be given if and as determined by a majority of the directors present at the time of the adjournment.

      Section 2.6 Presiding Officer. The Chairman or, if the Board has not elected or appointed a Chairman, the President shall act as the presiding officer at all meetings of the Board.

      Section 2.7 Board Vacancies. Any vacancy in the Board, including any vacancy resulting from any increase in the authorized number of directors, shall be filled by a vote of the Board. Any directors so appointed shall serve until the next annual meeting of shareholders of the corporation and until such director's successor shall have been elected and qualified; provided, however, that if the number of directors then in office is less than a quorum, any vacancy may be filled by a vote of a majority of directors then in office.

                                   ARTICLE III

                                BOARD COMMITTEES

      Section 3.1 Special Committees. The Board may, by resolution adopted by a majority of the then authorized number of directors, designate special committees, each such committee consisting of two or more directors of the corporation, which committee, except as otherwise prescribed by law or by
Section 3.3 of these by-laws, shall have and may exercise the authority of the Board to the extent provided in the resolutions designating such committees.

      Section 3.2 Limitations of the Authority of Committees. Notwithstanding any other provision of these by-laws, no committee shall have authority as to the following matters:

            (1)   the filling of vacancies in the Board or in any committee; or

            (2) the amendment of repeal of these by-laws or adoption of new bylaws.

      Section 3.3 Committee Minutes. Committees, if any, shall keep regular minutes of its meetings and report the same to the Board of Directors when required.



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                                   ARTICLE IV

                                    OFFICERS

      Section 4.1 Officers. The Board shall elect or appoint a President and a Secretary and may elect or appoint a Chairman, a President, one or more Vice-Presidents, a Treasurer and such other officers, as it may deem appropriate. Officers shall have such powers and perform such duties as may be authorized by these by-laws or by or pursuant to authorization of the Board and shall have such additional powers and perform the duties usually incident to such office. In so far as permitted by law, any two offices may be held by the same person.

      Section 4.2 Election of Officers. The officers of the corporation shall be elected by the Board of directors at the Annual Organization Meeting of the Board.

      Section 4.3 Term. The officers of the corporation shall hold office until their successors are chosen and qualify.



                                    ARTICLE V

                              EXECUTION OF PAPERS

      Section 5.1 Instruments. Any officer, or any employee or agent designated for the purpose by the President, or a designee of the President, shall have power to execute all instruments in writing necessary or desirable for the corporation to execute in the transaction and management of its business and affairs (including, without limitation, contracts and agreements, transfers of bonds, stocks, notes and other securities, proxies, powers of attorney, deeds, leases, releases, satisfactions and instruments entitled to be recorded in any jurisdiction, but excluding, to the extent otherwise provided for in these By-Laws, authorizations for the disposition of the funds of the corporation deposited in its name and policies, contracts, agreements, amendments and endorsements of, for or in connection with insurance or annuities) and to affix the corporate seal.

      Section 5.2 Disposition of Funds. All funds of the corporation deposited in its name shall be subject to disposition by check or other means, in such manner as the Board of Directors may determine.

      Section 5.3 Facsimile Signatures. All instruments necessary or desirable for the corporation to execute in the transaction and management of its business and affairs, including those set forth in Section 5.2 of these By-Laws, may be executed by use of or bear facsimile signatures as and to the extent authorized by the Board or a committee thereof or the president. If any officer or employee whose facsimile signature has been placed upon any form of instrument shall have ceased to be such officer or employee before an instrument in such form is



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issued, such instrument may be issued with the same effect as if such person had been such officer or employee at the time of its issue.

                                   ARTICLE VI

                                 CAPITAL STOCK

      Section 6.1 Certificates of Shares. The Board of Directors is to prescribe the form of the certificate of stock of the Company. The certificate is to be signed by the President or Vice-President and by the Secretary, Treasurer, or Assistant Secretary or Assistant Treasurer, is to be sealed with the seal of the Company and is to be numbered consecutively. The name of the owner of the certificate, the number of shares of stock represented thereby, and the date of issue are to be recorded on the books of the Company. Certificates of stock surrendered to the Company for transfer are to be canceled, and new certificates of stock representing the transferred shares issued. New stock certificates may be issued to replace lost, destroyed or mutilated certificates upon such terms and with such security to the Company as the Board of Directors may require.

      Section 6.2 Transfers of Stock: Registered Shareholders. Shares of stock of the corporation shall be transferable only upon the books of the corporation kept for such purpose. Within a reasonable time after the transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates.

      The Board, subject to these By-laws, may make such rules, regulations and conditions as it may deem expedient concerning the subscription for, issue, transfer and registration of, shares of stock. Except as otherwise provided by law, the corporation, prior to due presentment for registration of transfer, may treat the registered owner of shares as the person exclusively entitled to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner.

      Section 6.2 Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal or corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action.

      Section 6.5 Dividends. Subject to any applicable provisions of law and the certificate of incorporation, dividends or other distributions upon the outstanding shares of the corporation may be declared by the Board at any




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regular or special meeting of the Board, and any such dividend or distribution may be paid in cash, property, bonds or shares of the corporation, including the bonds or shares of other corporations, except as limited by applicable law.

                                   ARTICLE VII

                                     GENERAL

      Section 7.1 Indemnification of Directors and Officers. To the full extent permitted by the laws of the corporation's state of incorporation, the corporation shall indemnify any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that such person, or such person's testator or intestate,

            (1)   is or was a director or officer of the corporation, or

            (2) serves or served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the corporation, and also is or was a director or officer of the corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with or as a result of such action or proceeding, or any appeal therein.

      Section 7.2 Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal" and the state of incorporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                              AMENDMENT OF BY-LAWS

      Section 8.1 Amendments. These By-Laws or any of them may be amended, altered or repealed by the Board at any regular or special meeting or upon the affirmative vote by the holders of a majority of the outstanding shares; provided, however, that Section 7.1 of these By-Laws may not be amended, altered or repealed by the Board or the shareholders so as to affect adversely any then existing rights of any director or officer.

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